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                                                                    Exhibit 21.1

        Direct Wholly-Owned Subsidiaries of AT&T Wireless Services, Inc.

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
                       Subsidiary Name                            Jurisdiction
                       ---------------                            ------------
AMT Cellular, LLC                                                   Delaware
AT&T Cellular Services, Inc.                                        Delaware
AT&T Milwaukee JV, Inc.                                             Delaware
AT&T Wireless Acquisition I, Inc.                                   Delaware
AT&T Wireless Flight Operations, Inc.                              Washington
AT&T Wireless Interests, Inc.                                       Delaware
AT&T Wireless Investments, Inc.                                     Delaware
AT&T Wireless Mobile Multimedia Services, LLC                        Nevada
AT&T Wireless PCS, LLC                                              Delaware
AT&T Wireless Receivables Corporation, Inc.                         Delaware
AT&T Wireless Roadrunner License Sub, LLC                           Delaware
AT&T Wireless Services Equipment Company, Inc.                      Delaware
AT&T Wireless Services JV Co.                                       Delaware
AT&T Wireless Services NewCom JV, Inc.                              Delaware
AT&T Wireless Services of Alaska, Inc.                               Alaska
AT&T Wireless Services of California, LLC                           Delaware
AT&T Wireless Services of Colombia, Inc.                              BVI
AT&T Wireless Services of Colorado, LLC                             Delaware
AT&T Wireless Services of Connecticut, Inc.                          Nevada
AT&T Wireless Services of Hawaii, Inc.                             Wisconsin
AT&T Wireless Services of Idaho, Inc.                                Idaho
AT&T Wireless Services of Minnesota, Inc.                            Nevada
AT&T Wireless Services of San Antonio, Inc.                          Texas
AT&T Wireless Services of Taiwan, Inc.                                BVI
AT&T Wireless Services Texas LP, Inc.                               Delaware
AT&T Wireless Services of Utah, Inc.                                 Nevada
AT&T Wireless Services of Washington, LLC                            Oregon
ATG I, Inc.                                                         Delaware
ATG II, Inc.                                                        Delaware
AWG, LLC                                                            Delaware
AWS Caribbean Holdings, Inc.                                       St. Lucia
AWS Caribbean Services, Inc.                                        Delaware
AWS International I S.A.R.L                                        Luxembourg
AWS National Accounts, LLC                                          Delaware
Cellular Mobile Systems of Texas, Inc.                               Texas
Cellular Services, Inc.                                              Nevada
Cellular Services of Buffalo, Inc.                                  Delaware
Continental InterCell, Inc.                                         Delaware
DFW Signal Partners                                                 Delaware
Far East Investment Company Inc.                                    Delaware
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
Grand Pastures Limited                                              Delaware
Indiana Lending, LLC                                                Delaware
Longview Cellular, Inc.                                             Delaware
Louisiana Mobile Systems, Inc.                                      Delaware
LTF, Inc.                                                            Nevada
MC Cellular Corporation                                             Delaware
McCaw Cellular Communications, Inc.                                 Delaware
McCaw Cellular Communications of San Francisco/San Jose, Inc.      California
McCaw Cellular Communications of Texas, Inc.                         Texas
McCaw Cellular Interests, Inc.                                     Washington
McCaw Communications of Johnstown, Inc.                           Pennsylvania
McCaw Communications of Pittsburgh, Inc.                          Pennsylvania
McCaw Communications of Salem, Inc.                                  Oregon
McCaw Communications of Texarkana, Inc.                             Arkansas
McCaw Communications of Texas, Inc.                                  Texas
McCaw Communications of the Pacific, Inc.                          California
McCaw Communications of Wheeling, Inc.                            W. Virginia
McLang Cellular, Inc.                                               Delaware
MediaOne Cellular Investments Co.                                  Mauritius
MediaOne India BV                                                 Netherlands
MediaOne International I BV                                       Netherlands
MFC, Inc.                                                           Virginia
MMJ, LLC                                                            Delaware
MMM Holdings, Inc.                                                  Delaware
Mobility Re Insurance Company, Inc.                                  Hawaii
Monroe Cellular, Inc.                                              Louisiana
Nevada County Cellular Corporation                                 California
NJ-2 Cellular, Inc.                                                New Jersey
North American Cellular Network, Inc.                               Delaware
OK-3 Cellular, Inc.                                                 Oklahoma
OK-5 Cellular, Inc.                                                  Texas
Pine Bluff Cellular Services, Inc.                                  Arkansas
Santa Barbara Cellular, Inc.                                       California
Taiwan Investment Holdings, Inc.                                      BVI
TeleCorp Wireless, Inc.                                             Delaware
Tritel, Inc.                                                        Delaware
Winston, LLC                                                        Delaware
Wireless Holdings (Bermuda) Ltd.                                    Bermuda
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